           SUPPLEMENT TO PARTICIPATION AGREEMENT DATED MAY 1, 2002
               (as amended and supplemented from time to time)

                                 AMONG

                          DWS VARIABLE SERIES I
                 DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
                    DWS INVESTMENTS DISTRIBUTORS, INC.

                                 AND

             COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY

The parties hereto agree that the Participation Agreement is amended to add the following additional Designated Portfolio(s) for such Separate Accounts and Contracts as may be necessary or appropriate in connection with pending reorganization(s) related thereto. Each Surviving Portfolio is added for use with the same Separate Accounts and Contracts as currently provided for the Acquired Portfolio.

ACQUIRED PORTFOLIO             SURVIVING PORTFOLIO TO BE
CURRENTLY A DESIGNATED         ADDED AS A DESIGNATED
PORTFOLIO                      PORTFOLIO
--------------------------     ----------------------------
DWS Variable Series II -       DWS Variable Series I - DWS
DWS Core Fixed Income VIP      Bond VIP


               [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties has caused this Supplement to be executed as of April 29, 2012.

COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY

By: /s/ Joel Volcy _______________________
Title: Senior Vice President and Chief Operating Officer ____________

DWS VARIABLE SERIES I
By:__/s/ Illegible signature  ____________
Title:____________________________________

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By:_/s/ _Illegible signature ____________
Title:_Chief Operating Officer ____________

By: _________________________
Title: ________________________

DWS INVESTMENTS DISTRIBUTORS, INC.
By: /s/ Illegible signature ____________
Title: Chief Executive Officer ____________

By: _________________________
Title: ________________________